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                                                                       EXHIBIT 5

                             Baker & Botts, L.L.P.
                                One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995


                                                               November 18, 1996



Imperial Holly Corporation
One Imperial Square, Suite 200
8016 Highway 90-A
Sugar Land, Texas 77487


Gentlemen:

          At your request, this opinion of counsel is being furnished to you for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Imperial Holly Corporation, a Texas corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed offering of up to 500,000 shares of the Company's common stock, without par value (the "Shares"), pursuant to the Company's Nonemployee Director Compensation Plan (the "Plan").

          We have examined the Restated Articles of Incorporation and By-laws of the Company and the originals, or copies certified or otherwise identified, of the Plan, corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other records, instruments and documents pertaining to the Company as a basis for the opinion hereinafter expressed. In giving such opinion we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates.

          Based upon our examination as aforesaid, we are of the opinion that the Shares, when issued pursuant to the provisions of the Plan, will be duly authorized, validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion of counsel as Exhibit 5 to the Registration Statement.


                                        Very truly yours,

                                        /s/ Baker & Botts, L.L.P.